EXHIBIT 99.1

Interwoven Announces Fourth Quarter and Year-End 2003 Results

78 New Customers Purchase Interwoven in Q4; The New Interwoven Now Provides the

Best-Integrated ECM Platform in the Industry

SUNNYVALE, Calif., - January 29, 2004 - Interwoven, Inc. (Nasdaq: IWOV), the world’s next-generation enterprise content management (ECM) company, today announced its financial results for the fourth quarter and year ended December 31, 2003.

Interwoven reported total revenues of $33.7 million for the fourth quarter, an increase of 29% sequentially from the $26.1 million posted in the quarter ended September 30, 2003, and an increase of 8% from total revenues of $31.1 million for the same period last year. Net loss for the fourth quarter of 2003 calculated in accordance with generally accepted accounting principles was $12.4 million, or $0.38 per share, as compared to a net loss of $32.5 million, or $1.28 per share, for the same period last year. On a pro forma basis, Interwoven reported a net loss of $1.1 million for the fourth quarter of 2003, or $0.03 per share versus a pro forma net loss of $3.1 million, or $0.12 per share, last year. Pro forma results exclude merger-related costs, amortization of stock-based compensation and intangible assets and restructuring charges.

For the year ended December 31, 2003, Interwoven reported total revenues of $111.5 million as compared to $126.8 million for the year ended 2002, a decrease of 12%. Net loss for the year calculated in accordance with generally accepted accounting principles was $47.5 million, or $1.72 per share, as compared to a net loss of $148.6 million, or $5.80 per share, for 2002. On a pro forma basis, excluding the impact of merger-related costs, amortization of stock-based compensation and intangible assets, restructuring charges and a charge for the impairment of goodwill in 2002, Interwoven reported a net loss of $16.9 million, or $0.61 per share, for the 2003 full year versus a pro forma net loss of $25.5 million, or $1.00 per share, for the year ended December 31, 2002.

A reconciliation of net loss calculated in accordance with generally accepted accounting principles and pro forma net loss, is provided in the tables immediately following the consolidated statements of operations below. Interwoven provides pro forma results as additional information to its consolidated results of operations. These pro forma measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Interwoven believes that the presentation of pro forma results provides useful information to management and investors regarding certain additional financial and business trends relating to its consolidated financial condition and results of operations. Readers of Interwoven’s consolidated financial statements are advised to review and consider carefully the financial information prepared in accordance with generally accepted accounting principles contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.

“We had a great fourth quarter, and I’m excited about the prospects for the coming year,” said Martin Brauns, chairman and CEO of Interwoven. “With the iManage merger completed, we now offer the best-integrated ECM platform in the industry. Looking forward, we have a stellar team poised to execute worldwide and lead in the ECM marketplace.”

Customer Highlights

Interwoven continued its new customer momentum with the addition of 78 new customers in the fourth quarter:

•	A partial list of new customers includes: American Family Insurance; Atari; AXA Financial/The Equitable; Crowe Chizek & Company LLC; DLA; Dechert, LLP; First National Bank of Omaha; Intesa Mediofactoring; Peet’s Coffee & Tea; Queensland Health; Starz Encore Media Group; TaylorMade-adidas Golf Company; Thai Airways; and Time Warner Cable.

•	Interwoven also received significant customer re-orders that include: AT&T Wireless; Baker & Daniels; Electronic Arts; Fleet National Bank; British Telecommunications; SmithKline Beecham; Hyundai Motors Company; Jackson National Life; Kaiser Foundation Health Plan; and Motorola.

Technology Leadership

Interwoven continued to extend its technology leadership in a number of different product and solution areas:

•	Interwoven unveiled a bold new vision for the future of content management, “Content Networks” in the fourth quarter. Representing an entirely new paradigm for managing content within and beyond the enterprise, Content Networks anticipates future content challenges and prescribes a path to prepare and meet those challenges in the coming years. Content Networks envisions empowering business users, who understand the needs of their customers best, with the ability to control and develop content-rich applications in real-time with decreased reliance on already over-extended IT resources. Content Networks will deliver increased productivity, better customer service and cost reduction.

•	In 2003, Interwoven added leading digital asset management software with the MediaBin acquisition in June, and collaboration, document management, and e-mail management software from the iManage merger in November. Interwoven now offers the industry’s most complete, best-integrated ECM platform, providing customers end-to-end content lifecycle management through six integrated pillars: collaboration, e-mail management, document management, Web content management, digital asset management, and records management. Customers are deploying Interwoven products for enterprise initiatives such as brand management, enterprise portals, global Web content management, Web change management, content distribution, corporate governance and compliance, deal management, and online self-service.

•	Additionally, in 2003, Interwoven launched the Interwoven 6 ECM Platform and introduced TeamSite 6.0 Content Server software - a major release of Interwoven’s award-winning content management offering based on the industry’s only Service Oriented Architecture. TeamSite 6.0 was made generally available at the end of September, and in less than four months nearly 250 customers have taken delivery of the new product.

Merger & Acquisition Activity

Interwoven announced its proposed merger with iManage in the third quarter of 2003 and completed the merger in the fourth quarter. More recently, Interwoven closed its acquisition of Component Insights India Private Limited.

•	Merger with iManage: On November 18, 2003, Interwoven closed the merger with iManage, Inc. whose key product set included collaboration, document management, and e-mail management. The combined company now provides the best-integrated ECM platform to manage the complete content lifecycle — from content collaboration and creation, through management, distribution, re-use, archival, and disposition. The new platform also offers innovative capabilities such as content intelligence, content distribution, and content integration.

•	Acquisition of Component Insights: In December 2003, Interwoven closed the acquisition of Component Insights India Private Limited, a software development company based in Bangalore, India. The acquisition was completed for a purchase price of approximately $400,000 in cash.

Conference Call Information

Interwoven’s fourth quarter and year end results for the period ended December 31, 2003 and its business outlook will be discussed today, January 29, 2004 at 2:00 p.m. PST/5:00 p.m. EST.

Live Dial-in #: (913) 981-4900

Replay #: (719) 457-0820 or (888) 203-1112

Pass code: 371681

Audio Webcast instructions will be available on Interwoven’s Website at

http://www.interwoven.com/investors.

About Interwoven

Interwoven, Inc. is the world’s next-generation enterprise content management (ECM) company. Interwoven’s patented, award-winning ECM platform integrates the six pillars of content management: collaboration, e-mail management, document management, Web content management, digital asset management, and records management. Allied with the leading enterprise application providers, the Interwoven ECM platform provides complete content lifecycle management for more than 2,700 organizations worldwide including Air France, Citibank, Ford, General Electric, Jones Day, Pfizer, Procter & Gamble, and Yamaha. For more information visit www.interwoven.com.

###

Contact:

Jennifer Lee	Mary Ellen Ynes
Investor Relations	Public Relations
(408) 530-5801	(408) 530-7043
jlee@interwoven.com	mynes@interwoven.com

Financial Tables Appended

# # #

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements, including statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. All statements other than statements of historical fact are statements that could be deemed as forward-looking statements including: material in quotations from executives; references to customer momentum, new customer and re-orders; references to technology leadership, the most complete, best-integrated ECM platform and the future of content management and Content Networks. Interwoven’s actual results could differ materially from the results that may be anticipated in our forward-looking statements as a result of many factors, including the following: because planned product integration may go more slowly than we anticipate or because new competitive products may be released, we may not be able to maintain what we believe is the technological edge that our platform offers; customer acceptance of our new products may be slower than we anticipate as a result of continued limitations on customer information technology budgets or otherwise; Interwoven may not successfully integrate the iManage business with its own, transition iManage customers or achieve planned synergies; and competitors may introduce new products or services that would harm our position in the ECM market or our sales; and consolidation in the enterprise software market place could strengthen competitors or create new competitors. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.

Certain reclassifications have been made in the accompanying financial statements to conform to current year presentation.

INTERWOVEN, INC.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
	(Unaudited)
Revenues:
License	$16,210	$14,038	$45,936	$57,309
Support and service	17,448	17,073	65,576	69,523

Total revenues	33,658	31,111	111,512	126,832

Cost of revenues:
License	2,775	667	5,368	3,283
Support and service	8,434	9,161	32,276	39,319

Total cost of revenues	11,209	9,828	37,644	42,602

Gross profit	22,449	21,283	73,868	84,230

Operating expenses:
Sales and marketing	16,441	16,418	57,959	73,712
Research and development	6,551	5,814	24,613	26,599
General and administrative	3,128	3,221	12,474	14,299
Amortization of stock-based compensation	866	595	2,348	4,880
Amortization of intangible assets	803	444	2,348	3,722
In-process research and development	4,575	—	5,174	—
Restructuring and excess facilities charges	3,112	28,441	18,813	38,084
Impairment of goodwill	—	—	—	76,431

Total operating expenses	35,476	54,933	123,729	237,727

Loss from operations	(13,027)	(33,650)	(49,861)	(153,497)
Interest income and other, net	888	1,285	3,401	5,958

Loss before provision for income taxes	(12,139)	(32,365)	(46,460)	(147,539)
Provision for income taxes	258	173	1,071	1,077

Net loss	$(12,397)	$(32,538)	$(47,531)	$(148,616)

Basic and diluted net loss per common share	$(0.38)	$(1.28)	$(1.72)	$(5.80)

Shares used in computing basic and diluted net loss per common share	32,742	25,452	27,585	25,607

INTERWOVEN, INC.

Impact of Pro Forma Adjustments on Reported Net Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2003			Three Months Ended December 31, 2002
	As reported	Adjustments*	Pro forma	As reported	Adjustments*	Pro forma
Revenues:
License	$16,210	$—	$16,210	$14,038	$—	$14,038
Support and service	17,448	—	17,448	17,073	—	17,073

Total revenues	33,658	—	33,658	31,111	—	31,111
Cost of revenues:
License	2,775	(1,962)	813	667	—	667
Support and service	8,434	—	8,434	9,161	—	9,161

Total cost of revenues	11,209	(1,962)	9,247	9,828	—	9,828

Gross profit	22,449	1,962	24,411	21,283	—	21,283
Operating expenses:
Sales and marketing	16,441	—	16,441	16,418	—	16,418
Research and development	6,551	—	6,551	5,814	—	5,814
General and administrative	3,128	—	3,128	3,221	—	3,221
Amortization of stock-based compensation	866	(866)	—	595	(595)	—
Amortization of intangible assets	803	(803)	—	444	(444)	—
In-process research and development	4,575	(4,575)	—	—	—	—
Restructuring and excess facilities charges	3,112	(3,112)	—	28,441	(28,441)	—

Total operating expenses	35,476	(9,356)	26,120	54,933	(29,480)	25,453

Loss from operations	(13,027)	11,318	(1,709)	(33,650)	29,480	(4,170)
Interest income and other, net	888	—	888	1,285	—	1,285

Loss before income taxes	(12,139)	11,318	(821)	(32,365)	29,480	(2,885)
Provision for income taxes	258	—	258	173	—	173

Net loss	$(12,397)	$11,318	$(1,079)	$(32,538)	$29,480	$(3,058)

Net loss per share	$(0.38)		$(0.03)	$(1.28)		$(0.12)

Shares used in computing pro forma net loss per share	32,742		32,742	25,452		25,452

*	The adjustments represent the reversal of restructuring and excess facilities charges, in-process research and development and the amortization of stock-based compensation, purchased technology and intangible assets.

INTERWOVEN, INC.

Impact of Pro Forma Adjustments on Reported Net Loss

(In thousands, except per share data)

(Unaudited)

	Year Ended December 31, 2003			Year Ended December 31, 2002
	As reported	Adjustments*	Pro forma	As reported	Adjustments*	Pro forma
Revenues:
License	$45,936	$—	$45,936	$57,309	$—	$57,309
Support and service	65,576	—	65,576	69,523	—	69,523

Total revenues	111,512	—	111,512	126,832	—	126,832
Cost of revenues:
License	5,368	(1,962)	3,406	3,283	—	3,283
Support and service	32,276	—	32,276	39,319	—	39,319

Total cost of revenues	37,644	(1,962)	35,682	42,602	—	42,602

Gross profit	73,868	1,962	75,830	84,230	—	84,230
Operating expenses:
Sales and marketing	57,959	—	57,959	73,712	—	73,712
Research and development	24,613	—	24,613	26,599	—	26,599
General and administrative	12,474	—	12,474	14,299	—	14,299
Amortization of stock-based compensation	2,348	(2,348)	—	4,880	(4,880)	—
Amortization of intangible assets	2,348	(2,348)	—	3,722	(3,722)	—
In-process research and development	5,174	(5,174)	—	—	—	—
Restructuring and excess facilities charges	18,813	(18,813)	—	38,084	(38,084)	—
Impairment of goodwill	—	—	—	76,431	(76,431)	—

Total operating expenses	123,729	(28,683)	95,046	237,727	(123,117)	114,610

Loss from operations	(49,861)	30,645	(19,216)	(153,497)	123,117	(30,380)
Interest income and other, net	3,401	—	3,401	5,958	—	5,958

Loss before income taxes	(46,460)	30,645	(15,815)	(147,539)	123,117	(24,422)
Provision for income taxes	1,071	—	1,071	1,077	—	1,077

Net loss	$(47,531)	$30,645	$(16,886)	$(148,616)	$123,117	$(25,499)

Net loss per share	$(1.72)		$(0.61)	$(5.80)		$(1.00)

Shares used in computing pro forma net loss per share	27,585		27,585	25,607		25,607

*	The adjustments represent the reversal of restructuring and excess facilities charges, in-process research and development, the amortization of deferred stock-based compensation, purchased technology and intangible assets and the impairment of goodwill.

INTERWOVEN, INC.

Consolidated Balance Sheets

(In thousands)

	December 31, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$43,566	$58,855
Short-term investments	96,921	122,814
Accounts receivable, net	33,834	22,151
Prepaid expenses and other current assets	8,629	7,277

Total current assets	182,950	211,097
Property and equipment, net	7,403	11,694
Goodwill and other intangible assets, net	229,125	73,872
Other assets	2,347	1,994

Total assets	$421,825	$298,657

Liabilities and Stockholders’ Equity

Current liabilities:
Bank lines of credit	$1,213	$—
Accounts payable	4,576	3,438
Accrued liabilities	22,961	13,319
Restructuring and excess facilities accrual	15,733	10,564
Deferred revenues	44,066	36,331

Total current liabilities	88,549	63,652

Accrued liabilities	912	2,070
Restructuring and excess facilities accrual	31,430	29,210

Total liabilities	120,891	94,932

Commitments and contingencies

Stockholders’ equity:
Common stock	40	26
Additional paid-in capital	691,849	541,351
Deferred stock-based compensation	(7,639)	(2,166)
Accumulated comprehensive income	25	323
Accumulated deficit	(383,341)	(335,809)

Total stockholders’ equity	300,934	203,725

Total liabilities and stockholders’ equity	$421,825	$298,657